                            AMENDMENT NO. 1 TO THE
                            PARTICIPATION AGREEMENT


     Amendment to the Participation Agreement dated November 10, 2008 (the "Agreement") by and among MetLife Insurance Company of Connecticut (the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto; MFS Variable Insurance Trust (the "Trust"); and MFS Fund Distributors, Inc.(the "Underwriter").

     WHEREAS, the parties have entered into the Agreement;

     WHEREAS, the Trust, the Underwriter (as successor in interest to Massachusetts Financial Services Company) and the Company's affiliate, MetLife Investors Insurance Company ("MLI"), have entered into a Participation Agreement dated March 22, 2001, as amended (the "MLI Participation Agreement");

     WHEREAS, the Trust, the Underwriter (as successor in interest to Massachusetts Financial Services Company) and the Company's affiliate, MetLife Investors USA Insurance Company ("MLI USA"), formerly known as Security First Life Insurance Company, have entered into a Participation Agreement dated April 12, 1999 (the "MLI USA Participation Agreement");

     WHEREAS, following the close of business on November 14, 2014 (the "Merger Date"), MLI and MLI USA will merge into the Company, and as the surviving entity of the merger, the Company will become the depositor and issuer of the separate accounts of both MLI and MLI USA;

     WHEREAS, as of the Merger Date, the Company will change its name to MetLife Insurance Company USA and change its state of domicile from Connecticut to Delaware;

     WHEREAS, as of the Merger Date, the Company will assume all rights and obligations of MLI and MLI USA under the MLI Participation Agreement and MLI USA Participation Agreement;

     WHEREAS, the parties wish to (i) add the separate accounts of MLI and MLI USA to the Agreement; and (ii) terminate the MLI Participation Agreement and the MLI USA Participation Agreement as of the effective date of this amendment to the Agreement; and

     WHEREAS, the parties wish to add to the Agreement MFS Variable Insurance Trust II, a Massachusetts business trust ("Trust II") and MFS Variable Insurance Trust III, a Delaware statutory trust ("Trust III").

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. MFS Variable Insurance Trust II, a Massachusetts business trust ("Trust II") and MFS Variable Insurance Trust III, a Delaware statutory trust ("Trust III") are hereby added as parties. All references to "MFS Variable Insurance Trust" are hereby replaced with "MFS Variable Insurance Trust I" or "Trust I" as the context may require. Trust I, Trust II and Trust III are collectively referred to hereinafter as the "Funds" or the "Trusts" and all existing references to the "Trust" are amended accordingly.

     2. The name of the Company in the Agreement shall change to MetLife Insurance Company USA;

     3. Schedule A of the Agreement shall be deleted in its entirety and replaced with Schedule A attached hereto;

     4. The MLI Participation Agreement and the MLI USA Participation Agreement shall terminate as of the effective date of this Amendment.

     5. Article XIII of the Agreement entitled "Notices" shall be restated in its entirety to read as follows:

ARTICLE XIII. NOTICES
              -------

     Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to Trusts:

          MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II AND MFS VARIABLE INSURANCE TRUST III
          111 Huntington Avenue
          Boston, Massachusetts 02199
          email: DLGDSDealerSpt@MFS.com
                 ----------------------
          Facsimile No.: (617) 954-5182
          Attn: Susan S. Newton, Assistant Secretary

     If to Company:

          METLIFE
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department

     If to the Underwriter:

          MFS FUND DISTRIBUTORS, INC.
          111 Huntington Avenue
          Boston, Massachusetts 02199
          email: DLGDSDealerSpt@MFS.com
                 ----------------------
          Attn: General Counsel

     6.   The first sentence of Section 14.8 is restated as follows:

     "A copy of Trust I and Trust II's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts."

     7.   This Amendment shall be effective as of November 17, 2014.

     IN WITNESS WHEREOF, each of the parties has caused this amendment to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

METLIFE INSURANCE COMPANY                       MFS FUND DISTRIBUTORS, INC.
OF CONNECTICUT (TO BE RENAMED
METLIFE INSURANCE COMPANY
USA ON NOVEMBER 14, 2014)

By: /s/ Karen A. Johnson                        By: /s/ James A. Jessee
    -------------------------                       -------------------------
Name: Karen A. Johnson                          Name: James A. Jessee
Title: Vice President                           Title: President

MFS VARIABLE INSURANCE TRUST                    METLIFE INVESTORS INSURANCE
MFS VARIABLE INSURANCE TRUST II                 COMPANY
MFS VARIABLE INSURANCE TRUST III

By: /s/ Susan Newton                            By: /s/ Karen A. Johnson
    -------------------------                       -------------------------
Name: Susan Newton                              Name: Karen A. Johnson
Title:  Assistant Secretary                     Title: Vice President

METLIFE INVESTORS USA
INSURANCE COMPANY

By: /s/ Karen A. Johnson
    -------------------------
Name: Karen A. Johnson
Title: Vice President

                                   SCHEDULE A

                       ACCOUNTS, POLICIES, AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

   NAME OF SEPARATE ACCOUNT                                                                                  PORTFOLIOS
   AND DATE ESTABLISHED BY             POLICIES FUNDED BY                                                    APPLICABLE
     BOARD OF DIRECTORS                 SEPARATE ACCOUNT            SHARE CLASS            TRUSTS            TO POLICIES
------------------------------    -----------------------------   ------------------   -----------------    -------------
  MetLife of CT Fund UL III        Corporate Owned Variable         Initial Class        VIT I, VIT II
 for Variable Life Insurance        Life Insurance Policies          and Service          and VIT III             (1)
                                    (COLI, COLI 2000, COLI              Class
                                    III, COLI IV, Corporate
                                           Select)

  MetLife of CT Separate            Corporate Owned Private          Initial Class
     Account CPPVUL1                 Placement Variable Life           and Service        VIT I, VIT II
                                      Insurance Policies                 Class             and VIT III            (1)

  MetLife Investors USA             Foresight Variable Annuity       Initial Class
    Separate Account A                                                and Service         VIT I, VIT II
                                                                        Class              and VIT III            (1)

MetLife Investors Variable          Joint and Last Survivor          Initial Class        VIT I, VIT II
    Life Account Eight               Flexible Premium Life            and Service          and VIT III            (1)
                                      Insurance Policies                Class

(1)  Portfolios Applicable to Policies

VIT I                                             VIT II
-----                                             ------
MFS Core Equity Series                            MFS Blended Research Core Equity Portfolio
MFS Global Equity Series                          MFS Bond Portfolio
MFS Growth Series                                 MFS Core Equity Portfolio
MFS Investors Growth Stock Series                 MFS Emerging Markets Equity Portfolio
MFS Investors Trust Series                        MFS Global Governments Portfolio
MFS Mid Cap Growth Series                         MFS Global Growth Portfolio
MFS New Discovery Series                          MFS Global Research Portfolio
MFS Research Bond Series                          MFS Global Tactical Allocation Portfolio
MFS Research International Series                 MFS Government Securities Portfolio
MFS Research Series                               MFS High Yield Portfolio
MFS Total Return Series                           MFS International Growth Portfolio
MFS Utilities Series                              MFS International Value Portfolio
MFS Value Series                                  MFS Massachusetts Investors Growth Stock Portfolio
                                                  MFS Money Market Portfolio
                                                  MFS New Discovery Portfolio
                                                  MFS Research International Portfolio
                                                  MFS Strategic Income Portfolio
                                                  MFS Technology Portfolio
                                                  MFS Utilities Portfolio
                                                  MFS Value Portfolio

VIT III
-------
                                                  MFS Inflation-Adjusted Bond Portfolio
MFS Blended Research Small Cap Equity Portfolio   MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio             MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio                  MFS Moderate Allocation Portfolio

MFS Growth Allocation Portfolio                   MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.